Exhibit 3.1
ARTICLES OF INCORPORATION
OF
SAMSARA INC.
ARTICLE I
The name of this corporation is Samsara Inc. (the “Corporation”). The Corporation is the resulting entity in the conversion of Samsara Inc., a Delaware corporation (the “Delaware Corporation”), into a Nevada corporation (the “Conversion”) and is a continuation of the existence thereof pursuant to Nevada Revised Statutes (as amended from time to time and including any successor provisions, the “NRS”) Chapters 78 and 92A.
ARTICLE II
The registered office of the Corporation shall be the street address of its registered agent in the State of Nevada. The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.
ARTICLE III
The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the NRS.
ARTICLE IV
The Corporation is authorized to issue four classes of stock to be designated, respectively, Class A Common Stock, Class B Common Stock, Class C Common Stock and Preferred Stock. The total number of shares of Class A Common Stock authorized to be issued is 4,000,000,000 shares, par value $0.0001 per share. The total number of shares of Class B Common Stock authorized to be issued is 600,000,000 shares, par value $0.0001 per share. The total number of shares of Class C Common Stock authorized to be issued is 1,200,000,000 shares, par value $0.0001 per share. The Class A Common Stock, Class B Common Stock and Class C Common Stock are referred to together as “Common Stock”. The total number of shares of Preferred Stock authorized to be issued is 400,000,000 shares, par value $0.0001 per share.
ARTICLE V
The voting powers, designations, limitations, restrictions and relative rights and other matters relating to the Common Stock are as follows:
1.Definitions. For purposes of these Articles of Incorporation, the following definitions apply:

1.1“Acquisition” means (A) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Corporation immediately prior to such consolidation, merger or reorganization continue to represent a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its Parent) immediately after such consolidation, merger or reorganization (provided that, for the purpose of this Section V.1.1, all stock, options, warrants, purchase rights or other securities exercisable for or convertible into Common Stock outstanding immediately prior to such consolidation, merger or reorganization shall be deemed to be outstanding immediately prior to such consolidation, merger or reorganization and, if applicable, converted or exchanged in such consolidation, merger or reorganization on the same terms as the actual outstanding shares of capital stock are converted or exchanged); or (B) any transaction or series of related transactions to which the Corporation is a party in which shares of the Corporation are transferred such that in excess of fifty percent (50%) of the Corporation’s voting power is transferred; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Corporation or any successor or indebtedness of the Corporation is cancelled or converted or a combination thereof.
1.2“Articles of Incorporation” means the articles of incorporation of the Corporation, including any Preferred Stock Designation(s), as the same may be amended and/or restated from time to time.
1.3“Asset Transfer” means a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Corporation.
1.4“Board” means the Board of Directors of the Corporation.
1.5“Class C Conversion Date” has the meaning set forth in Section V.6.
1.6“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities issued by the Corporation (or, as context may require, the Delaware Corporation) that are directly or indirectly convertible into or exchangeable for Common Stock (or, as context may require, the Delaware Corporation’s Common Stock), but excluding Options.
1.7“Disability” or “Disabled” means, with respect to a Founder, the permanent and total disability of such Founder such that the Founder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death within twelve (12) months or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed physician jointly selected by a majority of the Independent Directors and such Founder. If such Founder is incapable of selecting a licensed physician, then such Founder’s spouse shall make the selection on behalf of such Founder, or in the absence or incapacity of such Founder’s spouse, such Founder’s adult children by majority vote shall make the selection on behalf of such Founder, or in the absence of adult children of such Founder or their inability or failure to act by, or obtain, a majority vote, a natural person then acting as the successor trustee of a revocable living trust which was created by such Founder and which holds more shares of capital stock (in the aggregate and without regard to which class or series of capital stock such shares belong) of the Corporation than any other revocable living trust created by such Founder shall make the selection on behalf of such Founder, or in the absence of any such successor trustee, the legal executor, guardian or conservator of the estate of such Founder shall make the selection on behalf of such Founder.
1.8“Effective Date” means December 17, 2021.

1.9“Family Member” means, with respect to a natural person, whether related by blood or marriage, (a) such natural person’s spouse, ex-spouse or domestic partner; (b) such natural person’s parents and grandparents and all of such grandparents’ lineal descendants; (c) such natural person’s siblings; (d) such natural person’s children and other lineal descendants; and (e) the lineal descendants of such natural person’s siblings. Lineal descendants shall include adopted persons, but only so long as they are adopted during minority, and step-children.
1.10“Final Conversion Date” means:
(a)The date specified by (i) the holders of a majority of the then outstanding shares of Class B Common Stock, voting as a separate class, or in an affirmative written election executed by the holders of a majority of the then outstanding shares of Class B Common Stock and (ii) the Founders (but excluding any Founder who is then deceased or Disabled or who, individually, through or together with such Founder’s Permitted Entities or Permitted Transferees, holds outstanding shares of Class B Common Stock (which shall be deemed to include Class B Common Stock issuable pursuant to the exercise, conversion or settlement of any Option or Convertible Security outstanding) that as of such date represent less than 25% of the aggregate number of shares of the Delaware Corporation’s Class B Common Stock (which shall be deemed to include the Delaware Corporation’s Class B Common Stock issuable pursuant to the exercise, conversion or settlement of any Option or Convertible Security) held by such Founder, including through or together with such Founder’s Permitted Entities or Permitted Transferees, at 11:59 p.m. Eastern Time on the Effective Date (as equitably adjusted for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event)) (clauses (i) and (ii) together, the “Class B Majority Approval”);
(b)the date that is nine (9) months after the death or Disability of the later to die or become Disabled of the Founders, provided that such date may be extended but not for a total period of longer than eighteen (18) months from the later applicable death or Disability to a date approved by a majority of the Independent Directors then in office; or
(c)the date fixed by the Board that is no less than 61 days and no more than 180 days following the date that the total number of outstanding shares of Class B Common Stock (which shall be deemed to include Class B Common Stock issuable pursuant to the exercise, conversion or settlement of any Option or Convertible Security outstanding) held by the Founders, individually, through or together with such Founder’s Permitted Entities and Permitted Transferees, represents less than 25% of the aggregate number of shares of the Delaware Corporation’s Class B Common Stock (which shall be deemed to include the Delaware Corporation’s Class B Common Stock issuable pursuant to the exercise, conversion or settlement of any Option or Convertible Security) held by the Founders and their Permitted Entities and Permitted Transferees at 11:59 p.m. Eastern Time on the Effective Date (as equitably adjusted for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event).
1.11“Founder” means either, and “Founders” means both, of Sanjit Biswas or John Bicket.
1.12“Independent Directors” means the members of the Board designated as independent directors in accordance with the Listing Standards.
1.13“Liquidation Event” means any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, or any Acquisition or Asset Transfer.

1.14“Listing Standards” means (i) the requirements of any national stock exchange under which the Corporation’s equity securities are listed for trading that are generally applicable to companies with common equity securities listed thereon or (ii) if the Corporation’s equity securities are not listed for trading on a national stock exchange, the requirements of the New York Stock Exchange generally applicable to companies with equity securities listed thereon.
1.15“Option” shall mean any right, option or warrant to subscribe for, purchase or otherwise acquire Common Stock (or, as context may require the Delaware Corporation’s Common Stock) or Convertible Securities from the Corporation (or, as context may require the Delaware Corporation).
1.16“Parent” of an entity means any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.
1.17“Permitted Entity” means, with respect to any Qualified Stockholder, any trust, account, plan, corporation, partnership, limited liability company or charitable organization, foundation or similar entity specified in Section V.1.18(b)(i)-(vii) with respect to such Qualified Stockholder, so long as such Permitted Entity meets the requirements of the exception set forth in Section V.1.18 applicable to such Permitted Entity.
1.18“Permitted Transfer” means:
(a)with respect to either Founder, a Transfer from (i)(1) such Founder, (2) such Founder’s Permitted Entities or (3) such Founder’s Permitted Transferees, to (ii)(1) such Founder’s estate as a result of such Founder’s death, (2) either Founder, (3) either Founder’s Permitted Entities or (4) either Founder’s Permitted Transferees; and
(b)any Transfer of a share of Class B Common Stock by a Qualified Stockholder to one or more Family Members of such Qualified Stockholder or any of such Qualified Stockholder’s Permitted Entities listed below or any Permitted Transferees and from any of the Permitted Entities listed below in clauses (i)-(vii) or any Permitted Transferees to such Qualified Stockholder or one or more Family Members of such Qualified Stockholder or to such Qualified Stockholder’s other Permitted Entities or Permitted Transferees:
(i)a bona fide trust primarily for the benefit of such Qualified Stockholder, such Qualified Stockholder’s Family Member and/or a charitable organization, foundation or similar entity in each case so long as a Qualified Stockholder and/or the Family Members of such Qualified Stockholder (1) has or have sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; or (2) shares or share dispositive power and Voting Control with respect to the shares of Class B Common Stock held by such trust only with persons constituting the Qualified Designees of such Qualified Stockholder and/or another Qualified Stockholder; provided that in the event a Qualified Stockholder and/or the Family Members of such Qualified Stockholder no longer has or have sole or shared dispositive power and Voting Control with respect to the shares of Class B Common Stock held by such trust as set forth in either of clause (1) or clause (2) of this Section V.1.18(b)(i), each such share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(ii)a trust under the terms of which such Qualified Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), or a reversionary interest in each case so long as a Qualified Stockholder and/or the Family Members of such Qualified Stockholder (1) has or have sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; or (2) shares or share dispositive power and Voting Control with respect to the shares of Class B Common Stock held by such trust only with persons constituting the Qualified Designees of such Qualified Stockholder and/or another Qualified Stockholder; provided that in the event a Qualified Stockholder and/or the Family Members of such Qualified Stockholder no longer has or have sole or shared dispositive power and Voting Control with respect to the shares of Class B Common Stock held by such trust as set forth in either of clause (1) or clause (2) of this Section V.1.18(b)(ii), each such share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
(iii)an Individual Retirement Account, as defined in Section 408(a) of the Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Qualified Stockholder or one or more Family Members of such Qualified Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Code; provided in each case that such Qualified Stockholder and/or the Family Members of such Qualified Stockholder (1) has or have sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust; or (2) shares or share dispositive power and Voting Control with respect to the shares of Class B Common Stock held by such account, plan or trust only with persons constituting the Qualified Designees of such Qualified Stockholder and/or another Qualified Stockholder; provided, further, that in the event the Qualified Stockholder and/or the Family Members of such Qualified Stockholder no longer has or have sole or shared dispositive power and Voting Control with respect to the shares of Class B Common Stock held by such account, plan or trust as set forth in either of clause (1) or clause (2) of this Section V.1.18(b)(iii), each such share of Class B Common Stock then held by such account, plan or trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
(iv)a corporation in which such Qualified Stockholder or one or more Family Members of such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that the Qualified Stockholder and/or the Family Members of such Qualified Stockholder retains or retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation; provided that in the event the Qualified Stockholder and/or the Family Members of such Qualified Stockholder no longer owns or own sufficient shares or no longer has or have sufficient legally enforceable rights to ensure the Qualified Stockholder and/or the Family Members of such Qualified Stockholder retains or retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, each such share of Class B Common Stock then held by such corporation shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(v)a partnership in which such Qualified Stockholder or one or more Family Members of such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Qualified Stockholder and/or the Family Members of such Qualified Stockholder retains or retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership; provided that in the event the Qualified Stockholder and/or the Family Member of such Qualified Stockholder no longer owns or own sufficient partnership interests or no longer has or have sufficient legally enforceable rights to ensure the Qualified Stockholder and/or the Family Members of such Qualified Stockholder retains or retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership, each such share of Class B Common Stock then held by such partnership shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
(vi)a limited liability company in which such Qualified Stockholder or one or more Family Members of such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Qualified Stockholder and/or the Family Members of such Qualified Stockholder retains or retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company; provided that in the event the Qualified Stockholder and/or the Family Members of such Qualified Stockholder no longer owns or own sufficient membership interests or no longer has or have sufficient legally enforceable rights to ensure the Qualified Stockholder and/or the Family Members of such Qualified Stockholder retains or retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company, each such share of Class B Common Stock then held by such limited liability company shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock; or
(vii)any charitable organization, foundation or similar entity established by such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, so long as a Qualified Stockholder and/or the Family Members of such Qualified Stockholder (1) has or have sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such entity; or (2) shares or share dispositive power and Voting Control with respect to the shares of Class B Common Stock held by such entity only with persons constituting the Qualified Designees of such Qualified Stockholder and/or another Qualified Stockholder; provided that such Transfer to such entity does not involve any payment of cash, securities, property or other consideration (other than an interest in such entity) to such Qualified Stockholder or the Family Members of such Qualified Stockholder; provided, further, that in the event a Qualified Stockholder and/or the Family Members of such Qualified Stockholder no longer has or have sole or shared dispositive power and Voting Control with respect to the shares of Class B Common Stock held by such entity as set forth in either of clause (1) or clause (2) of this Section V.1.18(b)(vii), each share of Class B Common Stock then held by such entity shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
For the avoidance of doubt, to the extent any shares are deemed to be held by a trustee of a trust described or contemplated in Section V.1.18(b)(i), (ii), (iii) or (iv) above, the Transfer shall be a Permitted Transfer and the trustee shall be deemed a Permitted Entity so long as the other requirements of Section V.1.18(b)(i), (ii), (iii) or (iv) above, as the case may be, are otherwise satisfied.
In the case of a Founder and solely for purposes of Section V.1.18(b)(i), (ii), (iii) and (vii), a Founder shall be deemed to have sole dispositive power with respect to the shares of Class B Common

Stock if such Founder has the power, either directly or indirectly, to terminate, remove or replace any person or entity or governing body having dispositive power over the applicable shares of Class B Common Stock. In the case of a Founder and solely for purposes of Section V.1.18(b)(iv), (v) and (vi), a Founder shall be deemed to have sufficient Voting Control with respect to the shares of Class B Common Stock if such Founder has the power, either directly or indirectly, to terminate, remove or replace any person or entity or governing body having dispositive power over the applicable shares of Class B Common Stock.
1.19“Permitted Transferee” means a transferee of shares of Class B Common Stock, or rights or interests therein, received in a Transfer that constitutes a Permitted Transfer.
1.20“Qualified Designee” means (a) a Family Member of any Qualified Stockholder who is a natural person; or (b) a professional that provides trustee services, including, without limitation, attorneys, accountants, private professional fiduciaries, trust companies and bank trust departments.
1.21“Qualified Stockholder” means (a) any registered holder of a share of the Delaware Corporation’s Class B Common Stock as of 11:59 p.m. Eastern Time on the Effective Date; (b) the initial registered holder of a share of the Delaware Corporation’s Class B Common Stock that was originally issued by the Delaware Corporation after 11:59 p.m. Eastern Time on the Effective Date or any share of Class B Common Stock that is issued by the Corporation after the effectiveness of these Articles of Incorporation, in each case, pursuant to the exercise, conversion or settlement of any Option or Convertible Security that, in each case, was outstanding as of 11:59 p.m. Eastern Time on the Effective Date or is issued in connection with the Conversion, as applicable; (c) each natural person who, prior to 11:59 p.m. Eastern Time on the Effective Date, Transferred shares of capital stock of the Delaware Corporation to a Permitted Entity that is or becomes a Qualified Stockholder; (d) each natural person who, after 11:59 p.m. Eastern Time on the Effective Date, Transferred shares of, or equity awards for, the Delaware Corporation’s Class B Common Stock (including any Option exercisable or Convertible Security exchangeable for or convertible into shares of the Delaware Corporation’s Class B Common Stock) to a Permitted Entity that is or becomes a Qualified Stockholder; (e) each natural person who, after the effectiveness of these Articles of Incorporation, Transferred shares of, or equity awards for, Class B Common Stock (including any Option or Convertible Security exchangeable for or convertible into shares of Class B Common Stock) to a Permitted Entity that is or becomes a Qualified Stockholder; and (f) any Permitted Transferee.
1.22“Transfer” of a share of Class B Common Stock means, directly or indirectly, any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise), including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to the transfer of, Voting Control (as defined below) over such share by proxy or otherwise. A “Transfer” will also be deemed to have occurred with respect to all shares of Class B Common Stock beneficially held by an entity that is a Qualified Stockholder, if there is a Transfer of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, such that the previous holders of such voting power no longer retain sole or shared dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such entity. Notwithstanding the foregoing, the following will not be considered a “Transfer”:

(a)granting a revocable proxy to officers or directors of the Corporation (or the exercise of such proxy by such officers or directors) at the request of the Board in connection with (i) actions to be taken at an annual or special meeting of stockholders or (ii) any other action of the stockholders permitted by these Articles of Incorporation;
(b)entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock, which voting trust, agreement or arrangement (i) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (ii) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (iii) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than (if applicable) the mutual promise to vote shares in a designated manner;
(c)pledging shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares and the holder of the security interest does not exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee will constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer” at such time;
(d)granting a proxy by a Founder, such Founder’s Permitted Entities or such Founder’s Permitted Transferees to the other Founder to exercise Voting Control of shares of Class B Common Stock owned directly or indirectly, beneficially and of record, by such granting Founder, such granting Founder’s Permitted Entities or such granting Founder’s Permitted Transferees, and the exercise of such proxy by such other Founder;
(e)granting a proxy by a Founder, such Founder’s Permitted Entities or such Founder’s Permitted Transferees, to a person designated by such Founder and approved by a majority of the Independent Directors then in office, to exercise Voting Control of shares of Class B Common Stock owned directly or indirectly, beneficially and of record, by such Founder, such Founder’s Permitted Entities or such Founder’s Permitted Transferees, or over which such Founder has Voting Control pursuant to proxy or voting agreements then in place, with such proxy effective either (i) on the death of such Founder or (ii) during any Disability of such Founder, including the exercise of such proxy by such person;
(f)entering into a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with a broker or other nominee; provided, however, that a sale of such shares of Class B Common Stock pursuant to such plan shall constitute a “Transfer” at the time of such sale;
(g)the fact that the spouse of any Qualified Stockholder possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” that is not a Permitted Transfer; and

(h)entering into a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy) in connection with a Liquidation Event or other proposal or consummating the actions or transactions contemplated therein (including, without limitation, tendering shares of Class B Common Stock or voting such shares in connection with a Liquidation Event or such other proposal, the consummation of a Liquidation Event or such other proposal or the sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of shares of Class B Common Stock or any legal or beneficial interest in shares of Class B Common Stock in connection with a Liquidation Event or such other proposal), provided that such Liquidation Event or other proposal was approved by the Board.
1.23“Voting Control” means, with respect to a share of capital stock or other security, the power (whether exclusive or shared) to vote or direct the voting of such security, including by proxy, voting agreement or otherwise; provided that, in the case of a Founder and solely for purposes of V.1.18(b)(i), (ii), (iii) and (vii), a Founder shall be deemed to have exclusive Voting Control with respect to the shares of Class B Common Stock if such Founder has the power, either directly or indirectly, to terminate, remove or replace any person or entity or governing body having Voting Control over the applicable shares of Class B Common Stock, and in the case of a Founder and solely for purposes of Section V.1.18(b)(iv), (v) and (vi), a Founder shall be deemed to have sufficient Voting Control with respect to the shares of Class B Common Stock if such Founder has the power, either directly or indirectly, to terminate, remove or replace any person or entity or governing body having dispositive power over the applicable shares of Class B Common Stock.
1.24“Voting Threshold Date” means the first date on which the outstanding shares of Class B Common Stock represent less than a majority of the total voting power of the then outstanding shares of the Corporation entitled to vote generally in the election of directors.
1.25“Whole Board” means the total number of authorized directors whether or not there exist any vacancies or unfilled seats in previously authorized directorships.
2.Identical Rights. Except as otherwise provided in these Articles of Incorporation or required by applicable law, shares of Common Stock shall have the same designations, limitations, restrictions and relative rights (including as to dividends and other distributions, and any liquidation, dissolution or winding up of the Corporation but excluding voting and other matters as described in Section V.3 below), share ratably and be identical in all respects as to all matters, including:
2.1Subject to the prior rights of holders of all classes and series of stock at the time outstanding having prior rights as to dividends and other distributions, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of the Corporation legally available therefor, such dividends and other distributions as may be declared from time to time by the Board. Any dividends or other distributions paid to the holders of shares of Common Stock shall be paid pro rata, on an equal priority, pari passu basis, unless different treatment of the shares of any such class is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of such applicable class of Common Stock treated adversely, voting separately as a class.

2.2The Corporation shall not declare or pay any dividend or make any other distribution to the holders of Common Stock payable in securities of the Corporation unless the same dividend or distribution with the same record date and payment date shall be declared and paid on all shares of Common Stock; provided, however, that (i) dividends or other distributions payable in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock may be declared and paid to the holders of Class A Common Stock without the same dividend or distribution being declared and paid to the holders of the Class B Common Stock or Class C Common Stock if, and only if, a dividend payable in shares of Class B Common Stock and Class C Common Stock, as applicable, or rights to acquire shares of Class B Common Stock or Class C Common Stock, as applicable, is declared and paid to the holders of Class B Common Stock and Class C Common Stock, as applicable, at the same rate and with the same record date and payment date; (ii) dividends or other distributions payable in shares of Class B Common Stock or rights to acquire shares of Class B Common Stock may be declared and paid to the holders of Class B Common Stock without the same dividend or distribution being declared and paid to the holders of the Class A Common Stock or Class C Common Stock if, and only if, a dividend payable in shares of Class A Common Stock and Class C Common Stock, as applicable, or rights to acquire shares of Class A Common Stock or Class C Common Stock, as applicable, is declared and paid to the holders of Class A Common Stock and Class C Common Stock, as applicable, at the same rate and with the same record date and payment date; and (iii) dividends or other distributions payable in shares of Class C Common Stock or rights to acquire shares of Class C Common Stock may be declared and paid to the holders of Class C Common Stock without the same dividend or distribution being declared and paid to the holders of Class A Common Stock or Class B Common Stock if, and only if, a dividend payable in shares of Class A Common Stock and Class B Common Stock, as applicable, or rights to acquire shares of Class A Common Stock or Class B Common Stock, as applicable, is declared and paid to the holders of Class A Common Stock and Class B Common Stock, as applicable, at the same rate and with the same record date and payment date; and provided, further, that nothing in the foregoing shall prevent the Corporation from declaring and paying dividends or other distributions payable in shares of one class of Common Stock or rights to acquire one class of Common Stock to holders of all classes of Common Stock, or, with the approval of holders of a majority of the outstanding shares of each of the Class A Common Stock, Class B Common Stock and Class C Common Stock, each voting separately as a class, from providing for different treatment of the shares of Class A Common Stock, Class B Common Stock and Class C Common Stock.
2.3If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, then the outstanding shares of all Common Stock will be subdivided or combined in the same proportion and manner, unless different treatment of the shares of Class A Common Stock, Class B Common Stock and Class C Common Stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of each of the Class A Common Stock, Class B Common Stock and Class C Common Stock, each voting separately as a class.
3.Voting Rights.
3.1Common Stock.
(a)Class A Common Stock. Each holder of shares of Class A Common Stock will be entitled to one (1) vote for each share thereof held at the record date for the determination of the stockholders entitled to vote on such matters.

(b)Class B Common Stock. Each holder of shares of Class B Common Stock will be entitled to ten (10) votes for each share thereof held at the record date for the determination of the stockholders entitled to vote on such matters.
(c)Class C Common Stock. Except as required by law or herein, the Class C Common Stock will have no voting rights and no holder thereof shall be entitled to vote such shares on any matter. For the avoidance of doubt, any right of the Class C Common Stock, or any holder thereof, to vote pursuant to NRS 78.2055(3), 78.207(3) or 78.390(2) is hereby specifically denied.
3.2General. Except as otherwise expressly provided herein or as required by the NRS, the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock will vote together and not as separate classes.
3.3Authorized Shares. The number of authorized shares of the Class A Common Stock or the Class C Common Stock may be increased or decreased (but not below (i) the number of shares of the applicable class of Common Stock then outstanding plus (ii) with respect to Class A Common Stock, the number of shares reserved for issuance pursuant to Section V.9) by the affirmative vote of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of any applicable provisions of the NRS, including Sections 78.207(3) and 78.390(2) (and any separate class or series vote in this regard pursuant to the NRS is hereby specifically denied); provided that, for the avoidance of doubt, the number of authorized shares of Class B Common Stock shall not be increased or decreased without the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting as a separate class.
3.4Election of Directors. Subject to any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, (i) prior to the Final Conversion Date, the holders of Class A Common Stock and Class B Common Stock, voting together as a single class, shall be entitled to elect and remove all directors of the Corporation, (ii) from and after the Final Conversion Date, until the Class C Conversion Date, if any, the holders of the Class A Common Stock, voting together as a single class, shall be entitled to elect and remove all directors of the Corporation and (iii) from and after the Class C Conversion Date, if any, the holders of Common Stock, voting together as a single class, shall be entitled to elect and remove all directors of the Corporation.

4.Liquidation Rights. In the event of a Liquidation Event in connection with which the Board has determined to effect a distribution of assets of the Corporation to any holder or holders of Common Stock, then, subject to the rights of any Preferred Stock that may then be outstanding, the assets of the Corporation legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Common Stock, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, each voting separately as a class; provided, however, that for the avoidance of doubt, consideration to be paid or received by a holder of Common Stock in connection with any Liquidation Event pursuant to any employment, consulting, severance or similar services arrangement shall not be deemed to be a “distribution to stockholders” for the purpose of this Section V.4; provided, further, however, that holders of shares of such classes may receive, or have the right to elect to receive, different or disproportionate consideration in connection with such Liquidation Event if the only difference in the per share consideration to the holders of the Class A Common Stock, Class B Common Stock and Class C Common Stock is that any securities distributed to the holder of a share of Class B Common Stock have ten (10) times the voting power of any securities distributed to the holder of a share of Class A Common Stock and that any securities distributed to the holder of a share of Class C Common Stock have no voting rights or power, to the fullest extent permitted by law.
5.Conversion of the Class B Common Stock. The Class B Common Stock will be convertible into Class A Common Stock as follows:
5.1Each share of Class B Common Stock will automatically convert into one fully paid and nonassessable share of Class A Common Stock on the Final Conversion Date.
5.2With respect to any holder of Class B Common Stock, each share of Class B Common Stock held by such holder will automatically be converted into one fully paid and nonassessable share of Class A Common Stock, as follows:
(a)on the affirmative written election of such holder to convert such share of Class B Common Stock or, if later, at the time or the happening of a future event specified in such written election (which election may be revoked by such holder prior to the time on which the automatic conversion would otherwise occur unless otherwise specified by such holder); and
(b)on the occurrence of a Transfer of such share of Class B Common Stock to any person or entity that is not a Permitted Transferee.

5.3With respect to the shares of Class B Common Stock held of record by a Founder, such Founder’s Permitted Entities, or such Founder’s Permitted Transferees, upon the date of the death or Disability of the first Founder to die or become Disabled, each share of Class B Common Stock held of record by such Founder, such Founder’s Permitted Entities and such Founder’s Permitted Transferees shall automatically convert into one fully paid and nonassessable share of Class A Common Stock; provided, however, that such shares shall not so convert pursuant to the foregoing provisions of this Section V.5.3 (but, for the avoidance of doubt, subject to the following proviso) if and for so long as a proxy or voting agreement with respect to such shares has been entered into and remains effective in accordance with Sections V.1.22(d) and/or V.1.22(e); provided, further, that, if both Founders die and/or become Disabled simultaneously or the second Founder dies or becomes Disabled following the death or Disability of the other Founder, such shares shall not so convert pursuant to the foregoing provisions of this Section V.5.3 (but, for the avoidance of doubt, subject to the following proviso) if and for so long as a proxy or voting agreement with respect to such shares has been entered into and remains effective in accordance with Section V.1.22(e), but subject to conversion of all Class B Common Stock (including with respect to the shares of Class B Common Stock held of record by a Founder, such Founder’s Permitted Entities, or such Founder’s Permitted Transferees) pursuant to Section V.5.1 upon the time specified in Section V.1.10(b). Notwithstanding anything to the contrary contained herein, to the extent shares of Class B Common Stock are held by a Permitted Entity or Permitted Transferee of a Founder and the other Founder has sole and exclusive Voting Control over such shares (including, without limitation, pursuant to a proxy or voting agreement that has been entered into in accordance with Sections V.1.22(d) and/or V.1.22(e)), the shares of Class B Common Stock held by such Permitted Entity or Permitted Transferee shall be treated as held of record by the Founder that has sole and exclusive Voting Control over such shares for purposes of this Section V.5.3 and shall not be converted into shares of Class A Common Stock as a result of the death or Disability of the other Founder.
6.Conversion of the Class C Common Stock. Following the conversion or other exchange of all outstanding shares of Class B Common Stock into or for shares of Class A Common Stock, on the date or time (including a time determined by the happening of a future event) specified by the holders of a majority of the outstanding shares of Class A Common Stock, voting as a separate class (the “Class C Conversion Date”), each outstanding share of Class C Common Stock shall automatically, without further action by the Corporation or the holders thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock.
7.Procedures. The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class B Common Stock to Class A Common Stock, the conversion of the Class C Common Stock into Class A Common Stock and the general administration of this multi-class stock structure, including, but not limited to, the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may from time to time request that holders of shares of Class B Common Stock furnish certifications, affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination by the Corporation as to whether or not a Transfer has occurred and results in a conversion to Class A Common Stock, or as to whether or not another conversion contemplated in Section V.5 has occurred, shall be conclusive and binding.

8.Immediate Effect. In the event of and upon a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to Section V.5 or Class C Common Stock to Class A Common Stock pursuant to Section V.6, as applicable, such conversion(s) shall be deemed to have been made at the time that the Transfer of shares, death or Disability, as applicable, occurred (in the case of a conversion of Class B Common Stock to Class A Common Stock) or immediately upon the Final Conversion Date (in the case of the conversion of Class B Common Stock into Class A Common Stock) or immediately upon the Class C Conversion Date (in the case of the conversion of Class C Common Stock into Class A Common Stock), if any, subject in all cases to any transition periods specifically provided for in these Articles of Incorporation. Upon any conversion of Class B Common Stock or Class C Common Stock to Class A Common Stock in accordance with these Articles of Incorporation, all rights of the holder of shares of Class B Common Stock or Class C Common Stock shall cease and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.
9.Reservation of Stock Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Common Stock and the Class C Common Stock, as applicable, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock and Class C Common Stock, as applicable; and if at any time the number of authorized but unissued shares of Class A Common Stock will not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock and Class C Common Stock, as applicable, the Corporation will take such corporate action as may be necessary under the NRS to increase its authorized but unissued shares of Class A Common Stock to such number of shares as will be sufficient for such purpose.
10.Preemptive Rights. No stockholder of the Corporation shall have a right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and a stockholder.
11.Class B Protective Provisions. Prior to the Final Conversion Date, the Corporation shall not, without the prior affirmative vote (either at a meeting or by written consent) of the holders of two-thirds of the outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law or these Articles of Incorporation:
11.1directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise, amend or repeal, or adopt any provision of these Articles of Incorporation inconsistent with, or otherwise alter, any provision of these Articles of Incorporation relating to the voting powers, designations, limitations, restrictions and relative rights of the Class B Common Stock;
11.2reclassify any outstanding shares of Class A Common Stock or Class C Common Stock into shares having rights as to dividends or other distributions or liquidation that are senior to the Class B Common Stock or, in the case of Class A Common Stock, the right to have more than one (1) vote for each share thereof and, in the case of Class C Common Stock, the right to have any vote for any share thereof, except as required by law;
11.3authorize, or issue any shares of, any class or series of capital stock of the Corporation (other than Class B Common Stock) having the right to more than one (1) vote for each share thereof; or

11.4issue any additional shares of Class B Common Stock except for (i) a dividend or other distribution payable or subdivision in accordance with Article V, Sections 2.2 and 2.3 and (ii) any Class B Common Stock issuable pursuant to the exercise, conversion or settlement of any Option or Convertible Security outstanding as of the Effective Date.
12.Special Provision Concerning Distributions. Notwithstanding anything to the contrary in these Articles of Incorporation or the bylaws of the Corporation (as amended and/or restated from time to time, the “Bylaws”), the Corporation is hereby specifically allowed to make any distribution that otherwise would be prohibited by NRS 78.288(2)(b).
ARTICLE VI

1.Rights of Preferred Stock. The Board is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate of designation establishing each such series pursuant to NRS 78.1955 (each such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each such series. The Board is further authorized to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of any such series of Preferred Stock then outstanding) the number of authorized shares of any series of Preferred Stock, subject to the voting powers, designations, preferences, limitations, restrictions and relative rights stated in these Articles of Incorporation (including any Preferred Stock Designation filed with respect to any series of Preferred Stock originally stating the number of authorized shares of such series of Preferred Stock).
2.Vote to Amend Terms of Preferred Stock. Except as otherwise required by law or provided in these Articles of Incorporation, holders of Common Stock shall not be entitled to vote on any amendment to these Articles of Incorporation (including any Preferred Stock Designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to these Articles of Incorporation (including any Preferred Stock Designation filed with respect to any series of Preferred Stock).
3.Vote to Increase or Decrease Authorized Shares. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the outstanding shares of stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation, irrespective of any applicable provisions of the NRS, including Sections 78.207(3) and 78.390(2) (and any separate class or series vote in this regard pursuant to the NRS is hereby specifically denied).

ARTICLE VII
1.Board Size. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors that constitutes the Whole Board shall be fixed solely by resolution of the Board acting pursuant to a resolution adopted by a majority of the Whole Board. At each annual meeting of stockholders, directors of the Corporation whose terms are expiring at such meeting shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier death, resignation or removal; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the NRS.
2.Board Structure. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, at each annual meeting of stockholders, each director of the Corporation shall be elected annually by stockholders and shall hold office until the next annual meeting and until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.
3.Removal; Vacancies. Any director may be removed from office by the stockholders of the Corporation by not less than the minimum percentage of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote thereon then permitted under and in accordance with NRS 78.335 (which minimum percentage at the time of filing of these Articles of Incorporation is not less than two-thirds of the voting power and which at no time shall be less than a simple majority of the voting power). Subject to the rights of the holders of any series of Preferred Stock to elect directors and fill vacancies under specified circumstances and except as otherwise permitted by resolution adopted by a majority of the Whole Board, vacancies occurring on the Board for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director, at any meeting of the Board, and not by stockholders. A person elected to fill a vacancy or newly created directorship shall hold office until the next annual meeting or until his or her successor is duly elected and qualified.
ARTICLE VIII
The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

1.Board Power. The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred by statute or by these Articles of Incorporation or the Bylaws, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
2.Written Ballot. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws.
3.Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the NRS, the Board is expressly authorized to adopt, amend, alter or repeal the Bylaws. The Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Corporation; provided that the affirmative vote of the holders of at least a majority of the total voting power of outstanding voting securities of the Corporation, voting together as a single class, shall be required for the stockholders of the Corporation to amend, alter or repeal, or adopt any provision of the Bylaws.
4.Special Meetings. Special meetings of the stockholders may be called only by (i) the Board pursuant to a resolution adopted by a majority of the Whole Board; (ii) the chairperson of the Board; or (iii) the chief executive officer of the Corporation, but a special meeting may not be called by any other person or persons and any power of stockholders to call a special meeting of stockholders is specifically denied.
5.Availability of Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock, from and after the Voting Threshold Date, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by a written consent of such stockholders. Subject to the rights of the holders of any series of Preferred Stock, before the Voting Threshold Date, any action required or permitted to be taken by the stockholders of the Corporation may be taken by written consent without a meeting only if the action is first recommended or approved by the Board.
6.No Cumulative Voting. No stockholder will be permitted to cumulate votes in any election of directors.
7.Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
ARTICLE IX
The liability of directors and officers of the Corporation is hereby eliminated or limited to the fullest extent permitted by the NRS. If the NRS is amended to further eliminate or limit or authorize corporate action further eliminating or limiting the liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended.
No amendment, repeal or elimination of this Article IX, or adoption of any provision of these Articles of Incorporation inconsistent with this Article IX, shall eliminate, limit, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such amendment, repeal or elimination or adoption of such an inconsistent provision.

ARTICLE X
If any provision of these Articles of Incorporation becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from these Articles of Incorporation, and the court will replace such illegal, void or unenforceable provision of these Articles of Incorporation with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of these Articles of Incorporation shall be enforceable in accordance with their terms.
To the fullest extent permitted by law, each and every natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (a) these Articles of Incorporation, (b) the Bylaws and (c) any amendment to the Articles of Incorporation or the Bylaws enacted or adopted in accordance with the Articles of Incorporation, the Bylaws and applicable law.
Except as provided in Article IX above, the Corporation reserves the right to amend, alter or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by the NRS, and all rights conferred upon stockholders herein are granted subject to this reservation. Except as otherwise provided in these Articles of Incorporation, any amendment to these Articles of Incorporation that requires stockholder approval pursuant to the NRS shall require the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. In addition to any vote required by applicable law or the other provisions of these Articles of Incorporation, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the affirmative vote or written consent of the holders representing the Class B Majority Approval (voting separately as a single class), amend, alter or repeal Article V in a manner that adversely affects the rights of the holders of the Class B Common Stock.
ARTICLE XI
To the fullest extent permitted by the NRS and not inconsistent with any applicable laws of the United States, any and all internal actions (as defined in NRS 78.046) to be tried in any court of the State of Nevada must be tried before the presiding judge as the trier of fact, and not before a jury. The foregoing requirement, upon and during its effectiveness, shall conclusively operate as a waiver of the right of trial by jury by each party to any internal action to which such requirement applies.
ARTICLE XII
The Corporation shall not be subject to, and hereby expressly elects not to be governed by, any of the provisions of NRS 78.411 to 78.444, inclusive (or any successor statutes thereto).